Exhibit 3.94
DEED OF FOUNDATION FOR A SINGLE MEMBER LIMITED LIABILITY
COMPANY
The undersigned Founder resolves the deed of foundation of CSI Hungary Manufacturing and Trading Limited Liability Company (hereinafter the Company), a single member limited liability company as amended from time to time in accordance with the amendments resulting from the merger decided upon on _ September 2011 and in accordance with Act no. IV. of 2006 on companies (hereinafter CA) as follows. The amendments are indicated in italic.
     1. Name of the company, registered office, place(s) of business, branch(s)

1.1.	Name of the company:	CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelõsségû Társaság

	Abbreviated name of the company:	CSI Hungary Kft.

1.2	English name of the company:	CSI Hungary Manufacturing and Trading Limited Liability Company

	Abbreviated English name of the company:	CSI Hungary Ltd.

1.3.	Registered office of the company:	8000 Székesfehérvár, Berényi út 72-100.

The registered seat of the company is
a) the place of central administration;
	b) not the place of central administration:	—

1.4	Place(s) of business of the company:	—

1.5	Branch(s) of the company:	—

1.6	E-mail address of the company:	Haag.Endre@csiclosures.com

2. Founder of the company

Name:	—
Mother’s name:	—
Home address:	—
Corporate name:	Closure Systems International B.V.
Registration number:	34291082
Registered office:	Teleportboulevard 140, 1043 EJ Amsterdam, the Netherlands.
Name of authorized representative:	Orangefield Trust (Netherlands) B.V. (registered office: Teleportboulevard 1401, 1043 EJ, Amsterdam, the Netherlands; registration number: 33135957)
Mother’s name:	—
Home address:	—

3. Scope of activities of the company

3.1.	Main business activity:

22.22’08	Manufacture of plastic packing goods

3.2.	Other activities:

22.21’08	Manufacture of plastic plates, sheets, tubes and profiles
22.29’08	Manufacture of other plastic products
38.11’08	Collection of non-hazardous waste
38.12’08	Collection of hazardous waste
38.21’08	Treatment and disposal of non-hazardous waste
38.22’08	Treatment and disposal of hazardous waste
38.32’08	Recovery of sorted materials
46.14’08	Agents involved in the sale of machinery, industrial equipment, ships and aircraft
46.18’08	Agents specialized in the sale of other particular products
46.19’08	Agents involved in the sale of a variety of goods
46.77’08	Wholesale of waste and scrap
46.90’08	Non-specialized wholesale trade
52.10’08	Warehousing and storage
52.29’08	Other transportation support activities
62.01’08	Computer programming activities
62.02’08	Computer consultancy activities
62.03’08	Computer facilities management activities
62.09’08	Other information technology and computer service activities
63.11’08	Data processing, hosting, and related activities
64.92’08	Other credit granting
69.20’08	Accounting, Bookkeeping and auditing activities; tax consultancy
70.22’08	Business and other management consultancy activities
71.12’08	Engineering activities and related technical consultancy
73.20’08	Market research and public opinion polling
74.90’08	Other professional, scientific and technical activities n.e.c
82.92’08	Packaging activities
64.20’08	Activities of holding companies

3.3	The manager director of the company is
a) authorized to amend
b) not authorized to amend
the scope of activities.
4. Term of operation of the company

The company will operate for
a) an indefinite term;
b) a definite term, until:	—

5. Registered capital of the company

5.1.	The company’s registered capital is HUF 16,908,940,000 that is sixteen billion nine hundred and eight million nine hundred and forty thousand Hungarian Forints, comprising
a) HUF 15,933,301,000 that is fifteen billion nine hundred and thirty-three million three hundred and one thousand Hungarian Forints in cash, and
b) HUF 975,639,000 that is nine hundred and seventy-five million six hundred and thirty-nine thousand Hungarian Forints in- kind contributions.

5.2	By the time the application for registration is submitted to the court of registration,
a) 100% of the cash contribution;
b) HUF 100, 000 out of the cash contribution;
shall be paid to the bank account/treasury of the company and the in- kind contributions shall be made available to the company.

5.3	Should the founder of the company not fully pay up the cash contribution at the time of the foundation; it shall pay up the outstanding amount of the cash contribution until......., but by latest within one year as of the registration of the company.

5.4	The managing director of the company shall notify the court of registration of the payment of the registered capital.
6. Member’s capital contribution

6.1.	Name(company name):	Closure Systems International B.V.
	Amount of capital contribution:	HUF 16,908,940,000

Composition of capital contribution,
	a) Cash:	HUF 15,933,301,000
b) In-kind contributions:
	description:	assets, valuable rights, receivables
	value:	HUF 975,639,000
7. Business quota

7.1.	Following registration of the company, the rights of the member and his share from the assets of the company are embodied by his business quota. The member may have only one business quota.
8. Transfer and division of business shares

8.1.	The single-member company may not acquire its own business quota.

8.2.	Business quota may only be divided in the event of transfer, legal succession of the member ceased to exist or inheritance.

8.3.	If, due to the division of business quota or the increase of registered capital new members are admitted into a single-member company and in this way it becomes a company with multiple members, the members shall replace the deed of foundation by an articles of association.

8.4	No pre-emption rights may be exercised in the company pursuant to Section 123 (2) of the Companies Act.
9. Distribution of profits

9.1.	The member shall be entitled to dividend from the company’s taxed profit established in accordance with the Accounting Act that is available from the current year and has been ordered for distribution under Subsection (1) of Section 131 of the Companies Act, or from the taxed profit supplemented by the available profit reserves from the current year.
10. Founder’s resolution

10.1.	The founder shall decide the matters falling within the competence of the members’ meeting by way of a resolution, and shall notify the managing director accordingly.

10.2.	All issues which are assigned exclusively to the competence of the members’ meeting by law shall fall within the exclusive competence of the founder.
11. The managing director

11.1	The managing director of the company:

Name:	Timothy W. Carr
Mother’s maiden name:	Rosalie Mahoney
Home address:	Sitges, Paseo Maritimo, 89 Esc. 17 Bajos, Spain
The managing director shall be appointed for an indefinite term. The commencement date of the mandate: 30 October 2008.

11.2	The managing director of the company:

Name:	Balázs Károly Vízi
Mother’s maiden name:	Szóke Magdolna
Home address:	2091 Etyek, Deák Ferenc u. 61.
The managing director shall be appointed for an indefinite term. The commencement date of the mandate: 11 February 2010.

11.3	The managing director of the company:

Name:	Endre Haag
Mother’s maiden name:	Valéria Tóth
Home address:	8000 Székesfehérvár, Gánts Pál u. 9. fsz. 3.

The managing director shall be appointed for an indefinite term. The commencement date of the mandate: 1 August 2010

11.4	The managing director of the company:

Name:	Robert E. Smith
Mother’s maiden name:	Joan Marie Ritter
Home address:	102 West Laredo Way S., Carmel, IN 46032, USA
The managing director shall be appointed for an indefinite term. The commencement date of the mandate: 13 September 2011.

11.5	The managing director(s) shall make a statement on the solvency of the company
12. Procurist

12.1	A procurist
a) may be appointed;
b) may not be appointed;
at the company.

12.2	Employees appointed as procurist(s):
Name: —
Mother’s name: —
Address: —
Commencement date: —
13. Power of representation
The managing directors are empowered to sign on behalf of the Company individually.
14. Supervisory Board

14.1.	Supervisory board
a) will be;
b) will not be
set up at the company.

14.2	The president of the supervisory board:
Name: Tiziano Ponti
Mother’s maiden name: Lina Gattoni
Address: Limiti Nord 11,I-2040 Greccio, Italy

The mandate is for
a) a definite term;
b) an indefinite term.

Commencement date: 24/04/2009
Expiry date: 24/04/2014

14.3	Members of the supervisory board:

Name: Wolf-Friedrich Bähre
Mother’s maiden name: Gisela Glatt
Address: Burgwedeler Strasse 39, D-30916 Isernhagen, Germany
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014

Name: Tamás Boros
Mother’s maiden name: Mária Judit Ulcz
Address: Bátky Zs. str. 9., H-8000 Székesfehérvár, Hungary
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014

Name: Zsolt Sallay
Mother’s maiden name: Ilona Böröczky
Address: Ady E. str. 5., H-8044 Kincsesbánya, Hungary
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014

Name: Tiziano Ponti
Mother’s maiden name: Lina Gattoni
Address: Limiti Nord 11,I-2040 Greccio, Italy
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014

Name: Javier Munoz
Mother’s maiden name: Rosario Hernández
Address: Barcelona, Avda. Diagonal 536 3rd floor, 08006 Spain
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24 April 2009

          Expiry date: 24 April 2014
15. Auditor

The auditor of the company is:
Name:	—
Mother’s maiden name:	—
Address:	—
Chamber’s registration number:	—
Company name:	PricewaterhouseCoopers Könyvvizsgáló és Gazdasági Tanácsadó Kft.
Registration number:	01-09-063022
Seat:	1077 Budapest, Wesselényi u 16.
Personally liable auditor:	Júlia Péter
Chamber’s registration number:	005661
Mother’s maiden name:	Klára Buzova
Address:	1038 Budapest, Újliget sétány 1 C/6.
Substitute auditor:	—
Mother’s maiden name:	—
Address:	—
Commencement date:	13 September 2011
Expiry date:	30 June 2012
16. Termination of the company
In the event of termination of the company without succession, assets remaining after settlement of all debts shall be allocated to the founder.
17. Miscellaneous provisions

17.1	In cases when the company is required by the companies act to make an announcement, the company shall meet this requirement by publishing in the Company Gazette.

17.2	The founder shall be entitled to resolve on the transformation of the company on one occasion. The founder may resolve on the transformation of the company on one occasion if, until the date of the resolution, the management of the company has prepared, and presented to the founder, the audited draft balance sheets and draft inventories required for the transformation prepared for the date, as turn over date, not earlier than 6 months prior to the resolution.

17.3	Closure Systems International Holdings (Hungary) Vagyonkezelö Korlátolt Felelösségü Társaság as company being acquired merges into the Company. According to the intention of the merging companies, the effective date of the merger is 31 December 2011. As of the effective date, the Company as acquiring company becomes the general legal successor or the company being acquired.

17.4	The matters not regulated in this deed of foundation shall be governed by the Companies Act, whereas the provisions of Act IV of 1959 on the Civil Code shall be applied in respect of the financial and personal relations of the company and its members not regulated by the Companies Act.

17.5	The present Deed of Foundation shall enter into force on 31 December 2011.

Budapest, 30 September 2011.

Founder:	/s/ Dr. Fenyvesi József Bulcsú Name: Dr. Fenyvesi József Bulcsú
Position: meghatalmazott
Closure Systems International B.V.
The present consolidated deed of foundation has been prepared due to the amendment of point 3.2, 5.1, 6. and 17.3 and 17.5 of the deed of foundation of the Company. The new provisions are indicated in italics.
I hereby countersign the present deed, with respect to the changes effective as of 31 December 2011, in Budapest, on 4 November 2011:
/s/ Dr. Barcza Mihály
ugyvéd
Oppenheim Ügyvédi Iroda
1053 Budapest, Károlyi M. u. 12.
T +36 1 486-2200
B + 36 1 486-2201